                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                April 12, 1999


                             FISHER COMPANIES INC.
            (Exact name of registrant as specified in its charter)

                                  WASHINGTON
                (State or other jurisdiction of incorporation)


               000-22349                              91-0222175
           ------------------                     ------------------
        (Commission File Number)             IRS Employer Identification No.


                             1525 One Union Square
                             600 University Street
                       Seattle, Washington   99101-3185
             (Address of principal executive offices)  (zip code)


      Registrant's telephone number, including area code:  (206) 624-2752
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Item 5 - Other Events


     Fisher Companies Inc. (FSCI) today announced its plans not to proceed with a common stock recapitalization that had been proposed to its shareholders in its Proxy Statement in connection with the Company's annual shareholders meeting on April 29, 1999. The Company's Board of Directors will act formally on management's recommendation to withdraw the proposal and a related proposal regarding the adoption of a new employee incentive plan at a Special Meeting on April 19th.

     In the course of continuing due diligence and the finalization of the Company's 1999 Proxy Statement, the Company was made aware of certain concerns regarding NASDAQ's interpretation of its voting rights standards as applied to certain features of the proposed recapitalization.

     Subsequent contacts with NASDAQ and consultations with the New York Stock Exchange have caused the Company to determine that the concerns raised by NASDAQ and the NYSE are likely to preclude the Company from listing its shares on such exchanges in the future, if the recapitalization proposal is implemented.

     The Company's common stock is not listed on NASDAQ or any national exchange, although the Company may apply for listing in the future.

     Accordingly, the recapitalization proposal (and the related adoption of a new employee incentive plan) will be withdrawn from consideration and shareholder vote at the Company's annual shareholders meeting scheduled later this month.

Item 7 - Financial Statements and Exhibits

     None

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 12, 1999

                                     FISHER COMPANIES INC.



                                     By:  /s/ David D. Hillard
                                         ----------------------
                                          David D. Hillard
                                          Senior Vice President, Chief
                                          Financial Officer and Secretary


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